EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated January 17, 2012 in the Amendment No. 3 to the Registration Statement (File No. 333-178209) and related Prospectus of Guggenheim Defined Portfolios, Series 855.




                                                          /s/ Grant Thornton LLP
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                                                              GRANT THORNTON LLP


Chicago, Illinois
January 17, 2012